Exhibit 99.10

CONSENT TO ACT AS A DIRECTOR

To:	Board of Directors
China Mobile Games and Entertainment Group Limited (the “Company”)

August 24, 2012

I, Estella Yi Kum Ng, hereby consent to the use of my name in the Registration Statement on Form F-1 of the Company and any amendment thereto (including any Registration Statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended), as the same appears therein under the caption “Management” with respect to my becoming a director of the Company.

Yours faithfully,

/s/ Estella Yi Kum Ng
Name: Estella Yi Kum Ng